SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO.___)

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      14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-12

                      Alliance Fiber Optic Products, Inc.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     paid previously. Identify the previous filing by registration statement
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

                                     [LOGO]

                       ALLIANCE FIBER OPTIC PRODUCTS, INC.
                            735 NORTH PASTORIA AVENUE

                           SUNNYVALE, CALIFORNIA 94085

                                 (408) 736-6900

                                                                  April 11, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. that will be held on Friday, May 16, 2003, at 2:00 p.m., Pacific Daylight Time, at the Company's headquarters at 735 North Pastoria Ave, Sunnyvale, CA 94085

     The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

     A copy of our 2002 Annual Report to Stockholders is also enclosed.

     The Board of Directors and management look forward to seeing you at the meeting.

                                                     Sincerely yours,


                                                     Peter C. Chang
                                                     Chairman, President and
                                                     Chief Executive Officer

                       ALLIANCE FIBER OPTIC PRODUCTS, INC.

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 16, 2003

                           ---------------------------

To the Stockholders of Alliance Fiber Optic Products, Inc.:

     The Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters at 735 North Pastoria Ave, Sunnyvale, California, 94085, on Friday, May 16, 2003, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

     1. To elect two Class III directors to serve until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors; and

     3. To consider and vote upon proposals to amend the Company's Amended and Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-6 reverse split of the issued and outstanding shares of the Company's common stock; and

     4. To consider and vote upon proposals to amend the Company's Amended and Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-8 reverse split of the issued and outstanding shares of the Company's common stock; and

     5. To consider and vote upon proposals to amend the Company's Amended and Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-10 reverse split of the issued and outstanding shares of the Company's common stock; and

     6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

     Stockholders of record as of the close of business on March 21, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary's office, 735 North Pastoria Avenue, Sunnyvale, California, 94085, for ten days before the meeting.

     It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

                                        By Order of the Board of Directors

                                        Peter C. Chang
                                        Secretary

April 11, 2003

                       ALLIANCE FIBER OPTIC PRODUCTS, INC.
                            735 North Pastoria Avenue
                           Sunnyvale, California 94085
                                 (408) 736-6900

                           ---------------------------
                                 PROXY STATEMENT
                           ---------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alliance Fiber Optic Products, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters at 735 North Pastoria Ave, Sunnyvale, California, 94085, on Friday, May 16, 2003, at 2:00 p.m., Pacific Daylight Time, and any postponement or adjournment thereof (the "Annual Meeting").

Revocation of Proxies

     The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation, by submitting a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" the election of the nominees for director listed in this Proxy Statement, "FOR" the ratification of the Company's independent auditors and "FOR" the amendment to the Amend and Restated Certificate of Incorporation to effect one of three different reverse stock splits.

Who Can Vote

     Stockholders of record at the close of business on March 21, 2003 (the "Record Date"), are entitled to vote at the Annual Meeting. As of the close of business on March 21, 2003, the Company had shares of common stock, $0.001 par value (the "Common Stock"), outstanding. The presence in person or by proxy of the holders of a majority of the Company's outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Required Vote

     Directors are elected by a plurality vote. The nominees for director who receive the most votes cast in their favor will be elected to serve as directors. The other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes, but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 11, 2003.

                                    IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Pursuant to Article VI of the Company's Amend and Restated Certificate of Incorporation, the Board of Directors is divided into three classes. The number of directors is currently set at five. Class III consists of two directors and Class I and Class II each consist of one director. Two Class III directors will be elected at the Annual Meeting and will serve until the 2006 Annual Meeting. The Class I director will continue to serve until the 2004 Annual Meeting and the Class II director will continue to serve until the 2005 Annual Meeting. Although there is one vacancy on the Board of Directors, pursuant to the Company's Charter documents, Class I directors will not be elected at this Annual meeting.

     The nominees to fill the Class III director seats to serve until the 2006 Annual Meeting are Gwong-Yih Lee and James C. Yeh. If Mr. Lee or Mr. Yeh is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

     Biographical information concerning the nominees are set forth below.

CLASS III

     Gwong-Yih Lee, 48, has served as a director since August 2000. Since September 1999, when Cisco Systems acquired TransMedia Communications, Inc., Mr. Lee has served as Senior Director and General Manager at Cisco Systems in the Multiservice Switching Business Unit for TransMedia. In March 1998, Mr. Lee established TransMedia and served as its President and Chief Executive Officer until September 1999. Prior to establishing TransMedia, Mr. Lee established DigiCom Systems, Inc. in May 1987 and served as its President and Chief Executive Officer until March 1998. Mr. Lee received a B.S. in Control Engineering from National Chiao-Tung University in Taiwan and an M.S. in Electrical Engineering from New York University.

     James C. Yeh, 45, has served as a director since our formation in December 1995. Since April 2002, Mr. Yeh has served as the Chief Executive Officer of Onkey Technologies, Inc., a Digital Video Recorder (DVR) company which is developing DVRs for the surveillance industry. In 1995, Mr. Yeh co-founded Advis, Inc., a developer of video communication and information appliance technologies, and since January 1996 he has served as its Chairman of the Board. Since January 1991, Mr. Yeh has served as President of Matics Computer Systems, Inc., a personal computer systems and peripherals company. Mr. Yeh holds a B.S. in Mathematics from Tamkang University and an M.S. in Systems Science and Mathematics from Washington University, Saint Louis.

     Biographical information concerning the remaining members of the Board of Directors are set forth below.

CLASS I

     Peter C. Chang, 45, has served as our Chairman of the Board, Chief Executive Officer and President since our formation in December 1995. From 1990 to 1995, Mr. Chang was Division Manager at Hon Hai Holding, a fiber optics company. From 1984 to 1988, he was an engineer at AlliedSignal Inc. and from 1988 to 1990 was a member of the technology staff at Lucent Bell Labs. Mr. Chang received a B.S. in Mechanical Engineering from National Taiwan University and an M.S. in Mechanical Engineering from Notre Dame University.

CLASS II

     Kenny Liu, 48, has served as a director since February 2003. Mr. Liu has served as the Chairman of the Board of Tvia, Inc. since January 1995. From January 1995 to November 2001, Mr. Liu has served as Chief Executive Officer of Tvia, Inc. From January 1989 to March 1994, Mr. Liu served as the Chairman and Chief Executive Officer of OPTi Inc., manufacturer of core logic chip sets for the personal computer market. Mr. Liu received a B.S. in electrical engineering from National Cheng-Kung University in Taiwan, an M.S. in computer science from Santa Clara University and an M.S. in electrical engineering from Ohio State University.

The Board of Directors recommends a vote "FOR" the election of Gwong-Yih Lee and James C. Yeh as the Class III Directors of the Company.

Board Meetings and Committees

     The Board of Directors held four meetings during the year ended December 31, 2002. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve. The Board of Directors has not appointed a nominating committee.

Compensation Committee

Number of Members:     Two

Members:               Mr. Chang
                       Mr. Yeh

Number of Meetings:    None

Functions:             Determines salaries, incentives and other forms of
                       compensation for officers and employees.

Audit Committee

Number of Members:     Three

Members:               Mr. Lee
                       Mr. Yeh
                       Mr. Liu

Number of Meetings:    Four

Functions:             Reviews the Company's internal accounting procedures and
                       financial management practices with the Company's independent auditors.

                       Selects independent auditors to audit the Company's books and records, subject to approval of the Board of Directors.

Director Compensation

     The non-employee directors receive $1,000 cash compensation for attending each Board meeting and are reimbursed for reasonable expenses in connection with attendance at meetings of the Board of Directors and committee meetings. Directors who are not employees also receive an initial grant of an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock as determined by the Board of Directors on the date of grant, which vests ratably over 36 months. On the first business day following the third anniversary of the date of grant of the initial option, each non-employee director shall receive an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock, which shall vest ratably over 36 months.

     In 2002, Mr. Lee and Mr. Yeh each received $4,000 in cash compensation for their attendance at Board meetings.

Compensation Committee Interlocks and Insider Participation

     James C. Yeh and Peter C. Chang serve as members of the Compensation Committee. Mr. Chang is our Chief Executive Officer and President. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity. For information concerning transactions between us and Mr. Chang, see "Certain Relationships and Related Party Transactions - Indebtedness of Management."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 21, 2003 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named under "Executive Compensation -- Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Alliance Fiber Optic Products, Inc., 735 North Pastoria Avenue, California, 94085. The percentage of common stock beneficially owned is based on shares outstanding as of March 21, 2003. In addition, shares issuable pursuant to options which may be exercised within 60 days of March 21, 2003 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual's particular circumstances.

                                                                  Number of Shares             Percentage of
                                                                  of Common Stock              Common Stock
Name and Address of Beneficial Owner                           Beneficially Owned (1)       Beneficially Owned
------------------------------------                           ----------------------       ------------------
Directors and Named Executive Officer:
  Peter C. Change(2)                                                 5,135,000
  Gwong-Yih Lee(3)                                                      55,833
  Kenny Liu                                                             20,000
  James C. Yeh(4)                                                      855,833
  David A. Hubbard(5)                                                  457,500
  Wei-shin Tsay(6)                                                     525,000
  Anita K. Ho(7)                                                        19,000
5% Stockholders:
  Foxconn Holding Limited(8)                                         8,000,000
  Capital Group International, Inc.(9)                               2,423,260
  Transpac Nominees PTE Ltd.(10)                                     2,889,400
  Entities affiliated with New Enterprise Associates(11)             1,999,546
All Directors and Executive Officers as a group (7 persons) (12)     7,068,166

----------------
* Less than 1%.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2) Includes 40,000 shares held in the name of Mr. Chang's minor children and 2,000,000 shares held in the name of the Chang Family LLC, in which Mr. Chang and his wife, Mary C. Chen, are the Managing Members. In addition, as of March 21, 2003, the 5,135,000 shares include 166,667 shares subject to the right of repurchase, which the Company may exercise upon Mr. Chang's termination of employment, and 112,5000 shares subject to acceleration of vesting in connection with a change of control. It also includes options to purchase 75,000 shares exercisable within 60 days of March 21, 2003.

(3) Includes 20,000 shares held in the name of the Lee Trust. Mr. Lee and his wife, Angela Lee, as trustees, have dispositive and voting power for the shares held by the Lee Trust. Includes options to purchase 35,833 shares exercisable within 60 days of March 21, 2003.

(4) Includes 800,000 shares held in the name of Matics Computer Systems. Mr. Yeh has sole voting power for the shares held by Matics Computer Systems. Also includes 20,000 shares held in the name of Mr. Yeh's minor children, and includes options to purchase 35,833 shares exercisable within 60 days of March 21, 2003.

(5) Includes 50,000 shares subject to the right of repurchase as of March 21, 2003, which the Company may exercise upon Mr. Hubbard's termination of employment. Also includes options to purchase 172,500 shares exercisable within 60 days of March 21, 2003.

(6) Includes 250,000 shares subject to the right of repurchase as of March 21, 2003, which the Company may exercise upon Dr. Tsay's termination of employment. Also includes options to purchase 25,000 shares exercisable within 60 days of March 21, 2003.

(7) Represents options to purchase 19,000 shares exercisable within 60 days of March 21, 2003.

(8) According to a Schedule 13G filed jointly on January 4, 2001 for the year ended December 31, 2000 by Hon Hai Precision Industry Co., Ltd. ("Hon Hai") and Foxconn Holding Limited, each entity has shared voting and dispositive power of the 8,000,000 shares. As of the Record Date, no amendment to the
     Schedule 13G has been filed. Foxconn Holdings Limited is a subsidiary of Hon Hai. Hon Hai disclaims beneficial ownership of these shares. The principal business address for Hon Hai Precision Industry Co. and Foxconn Holding Limited is 2 Tsu Yu Street, Tu Cheng City, Taipei Hsien, Taiwan, R.O.C. The board of directors of Foxconn Holding Limited has dispositive power for the shares and has delegated voting power to Ms. Chiu-Lian Huang.

(9) According to an Amendment to Schedule 13G filed jointly on February 11, 2003 by Capital Group International, Inc. ("CGII") and Capital Guardian Trust Company, CGII is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over these shares of the Company. CGII states that it does not have voting or dispositive power of these shares but under Rule 13d-3 of the Securities Exchange Act, may be deemed to beneficially own 2,835,190 shares. As a result of serving as the investment manager of various institutional accounts, Capital Guardian Trust Company is deemed to be the beneficial owner of 2,835,190 shares of the Company's stock and has sole dispositive of 2,835,190 and sole voting power of 2,423,260 shares. The principal business address of each of Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Blvd., Los Angeles, California 90025.

(10) According to a Schedule 13G dated February 14, 2001, Transpac Nominees PTE Ltd. has dispositive and voting power for the shares. As of the Record Date, no amendment has been filed to the Schedule 13G. The principal address for Transpac is 6 Shenton Way #20-09, DBS Building Tower Two, Singapore 068809.

(11) According to an Amendment to Schedule 13G filed jointly on February 13, 2003 by New Enterprise Associates 9, Limited Partnership ("NEA 9"), NEA Partners 9, Limited Partnership ("NEA Partners 9"), the general partners of NEA Partners 9. NEA Partners 9 is the sole general partner of NEA 9. The general partners of NEA Partners 9 are Stewart Alsop II, Peter J. Barris, Nancy L. Dorman, Ronald M. Kase, C. Richard Kramlich, Thomas C. McConnell, Peter T. Morris, John M. Nehra, Charles W. Newhall III and Mark W. Perry (the "General Partners"). NEA 9 is the record owner of 1,999,546 shares of Common Stock (the "Record Shares") as of December 31, 2002. Each of the General Partners has shared voting and dispositive power for the 1,999,546 shares held by NEA 9. As the general partners of NEA Partners 9, the sole general partner of NEA 9, the General Partners, may also be deemed to own beneficially the Record Shares. Therefore, each reporting person may be deemed to own beneficially 1,999,546 shares. The address of the principal business office of NEA 9, NEA Partners 9, Ms. Dorman, Mr. Nehra and Mr. Newhall is New Enterprise Associates, 1119 St. Paul Street, Baltimore, Maryland 21202. The address of the principal business office of Mr. Alsop, Mr. Kase, Mr. Kramlich, Mr. McConnell, Mr. Morris and Mr. Perry is New Enterprise Associates, 2490 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Mr. Barris is One Freedom Square, 11951 Freedom Drive, Suite 1240, Reston, Virginia 20190.

(12) Includes 363,166 shares subject to options exercisable within 60 days of March 21, 2003, and as of March 21, 2003, 466,667 shares subject to the right of repurchase upon the officers' or directors' termination.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to our Chief Executive Officer and our three most highly compensated executive officers for services rendered in all capacities to the Company for the three fiscal years ended December 31, 2002 or such shorter period as they served as an executive officer of the Company.

                           Summary Compensation Table

                                                                                           Long Term
                                                                                          Compensation
                                                                                         --------------
                                                            Annual Compensation            Securities
                                                         ----------------------------      Underlying
Name and Principal Position                       Year      Salary           Bonus           Options
---------------------------                       ----   ------------    ------------    -------------
Peter C. Chang                                    2002   $ 200,000       $ 130,000(1)             --
  Chief Executive Officer, and President          2001     233,788(2)           --           300,000
  and Secretary                                   2000     174,505(3)       16,000(4)      1,125,000

David A. Hubbard                                  2002     150,000          50,000(1)             --
  Vice President, Sales and Marketing             2001     158,867(5)           --            90,000
                                                  2000     121,163          22,000(6)        100,000

Wei-shin Tsay                                     2002     150,000         310,000                --
  Vice President, Research and Development        2001     149,572          15,000(8)        100,000
                                                  2000      30,121(9)       50,000(10)       500,000

Anita K. Ho (11)                                  2002     108,138              --            45,000
  Acting Chief Financial Officer and
  Corporate Controller

----------

(1) Mr. Chang's and Mr. Hubbard's bonuses were earned in fiscal 2002 and paid in fiscal 2003.

(2) Includes a one-time payment in 2001 of $43,077 for accrued time off that was paid out.

(3) Includes a one-time payment in 2000 of $8,769 for accrued time off that was paid out.

(4)  Mr. Chang's bonus was earned in fiscal 2000 and paid in fiscal 2001.

(5) Includes a one-time payment in 2001 of $9,197 for accrued time off that was paid out.

(6) Mr. Hubbard's bonus includes compensation of $22,000 earned in fiscal 2000, of which $10,000 was paid in fiscal 2000 and $12,000 was paid in fiscal 2001.

(7) Dr. Tsay's bonus includes compensation of $310,000 earned in fiscal 2002, of which $150,000 was paid in fiscal 2002 and $160,000 was paid in fiscal 2003.

(8) Dr. Tsay's bonus includes compensation of $15,000 earned in fiscal 2001 and paid in fiscal 2002.

(9)  Dr. Tsay joined the Company in August 2000.

(10) Includes a one-time payment in 2000 of $50,000 for Dr. Tsay's relocation expenses.

(11) Ms. Ho became the Company's Acting Chief Financial Officer in July 2002.

Stock Options

     The following tables set forth certain information with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table during the fiscal year ended December 31, 2002, and the number and value of the options held by each individual as of December 31, 2002. The exercise price is equal to 100% of the fair market value of our Common Stock on the date of grant. The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

                              Option Grants in 2002

                                             Individual Grants
                         --------------------------------------------------------     Potential Realizable Value
                         Number of       Percent of                                     at Assumed Annual Rates
                         Securities     Total Options                                 of Stock Price Appreciation
                         Underlying      Granted to                                       for Option Term (1)
                          Options       Employees in      Exercise     Expiration     ---------------------------
Name                      Granted       Fiscal Year      Price ($)        Date          5% ($)         10% ($)
----                     ----------     -------------    ---------     ----------     -----------   -------------
Peter C. Chang              --               --             --             --             --              --
David A. Hubbard            --               --             --             --             --              --
Wei-shin Tsay               --               --             --             --             --              --
Anita K. Ho               45,000            7.1%           $ 0.70       06/19/12         $ 753       $ 19,866 753

----------
(1) The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

                 Aggregate Option Exercises in Last Fiscal Year
                         and 2002 Year End Option Values

                                                             Number of Securities
                                                            Underlying Unexercised       Value of Unexercised
                                                                  Options at            In-the-Money Options at
                          Shares Acquired       Value        December 31, 2002 (#)       December 31, 2002 (2)
Name                      on Exercise (#)   Realized (1)   Exercisable/Unexercisable   Exercisable/Unexercisable
----                      ---------------   ------------   -------------------------   -------------------------
Peter C. Chang                  --               --             75,000/225,000                    --
David A. Hubbard                --               --             172,500/92,500                    --
Wei-shin Tsay                   --               --              25,000/75,000                    --
Anita K. Ho                     --               --              19,000/91,000                    --

----------
(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2) The aggregate exercise price for these unexercised options was less than the fair market value of the underlying securities on December 31, 2002.

Change of Control Arrangements

     Peter C. Chang's stock option agreements provide that one half of the unvested stock options granted to Mr. Chang will automatically vest upon a change of control of the Company, as defined in the agreements. As of March 21, 2003, an aggregate of 112,500 unvested options to purchase Common Stock are subject to change of control provisions.

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee, established in September 1999, is comprised of two non-employee directors and one employee director. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for executive officers, as well as administering various incentive compensation and benefit plans. Prior to fiscal 2000, the responsibilities of the Compensation Committee were fulfilled by the full Board of Directors.

Compensation Philosophy

     In November 2000, the Company completed its initial public offering of its Common Stock and became a reporting company at that time. It is the Compensation Committee's philosophy to link executive compensation directly to the interests of the Company's stockholders and therefore to financial objectives that the Compensation Committee believes are primary determinants of long-term stockholder value. To conserve cash and encourage growth during the first years of the Company's existence, our executive compensation in previous years has been based on the "start-up" model, with a relatively low percentage of compensation comprised of base salary and a higher percentage of stock options. As we continue to grow and develop, we are shifting our compensation plans to mirror those of other publicly traded companies in our sector and to reflect the size and value of the Company. In order to attract and retain highly talented executives, the Company will offer base salaries that are competitive with salary levels within its industry. The components of executive officer compensation, base salary, bonus and stock options, are discussed below.

     It is our policy generally to qualify executive compensation for deductibility under section 162(m) of the Internal Revenue Code, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1.0 million per year. We do not expect that the compensation to be paid to any of our executive officers for fiscal 2002 will exceed the $1.0 million limit.

Executive Officer Base Salary

     The Compensation Committee determined the base salaries and bonuses of the executive officers for fiscal 2003. The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Compensation Committee's philosophy is that a certain portion of executive officer compensation should be contingent upon the Company's performance and an individual's contribution to the Company's success in meeting critical objectives. The Compensation Committee sets the salary and bonus potential of each executive officer on a case by case basis. The Compensation Committee, together with the Chief Executive Officer, considers market information and the base salaries and other incentives paid to executive officers of other companies within its industry. Final decisions on base salary adjustments for executives other than the Chief Executive Officer are made with the Chief Executive Officer's involvement. For fiscal 2003, the Compensation Committee determined that base salaries would remain at 2002 levels.

Executive Officer Bonuses

     Bonuses paid for fiscal 2002 were determined on a case by case basis. Each executive officer was evaluated individually to determine the bonus for the fiscal year, which was based on performance criteria. In January 2002, the Compensation Committee adopted an executive bonus plan. Pursuant to the terms of the new plan, bonuses for fiscal 2002 were tied to corporate performance, individual performance, and each executive officer's base salary. Executive officers will also be eligible to receive an additional stock option grant that will be based on overall Company performance.

Stock Option Grants

     The Compensation Committee, except for Mr. Chang, is responsible for administering our 2000 Stock Incentive Plan for executive officers, under which it grants options to purchase our Common Stock with an exercise price equal to the fair market value of a share of our Common Stock on the date of grant. The Non-Executive Compensation Committee develops and monitors compensation arrangements and grants option awards for employees who are not officers or directors. The Compensation Committee believes that stock ownership by the Company's executive officers aligns their interests with those of our stockholders and provides its executive officers with substantial motivation to manage the Company well. Accordingly, a considerable portion of the Company's executive officers' compensation consists of stock options. When determining the size of an option grant to an executive officer, the Compensation Committee, after consulting with the Chief Executive Officer, considers the executive officer's and the Company's performance, the executive officer's level and responsibilities within the Company, the executive officer's base salary and the size of option grants to executive officers in similar positions throughout the industry.

     The Company's employees generally are also able to participate in the Company's 2000 Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each of the executive officers may purchase shares of our Common Stock in a six month period at a discount to the market price. The number of shares that may be purchased by each participant is limited by applicable tax laws.

Chief Executive Officer Compensation

     The compensation of the Chief Executive Officer is determined using the same criteria as for the other executive officers. For fiscal 2003, the Compensation Committee set Mr. Chang's salary at $200,000, the same salary that was approved for fiscal 2002 and fiscal 2001. Mr. Chang also received a $130,000 bonus in 2003 as compensation for his performance relative to the Company's competitors for fiscal 2002. In fiscal 2000, Mr. Chang's salary was increased from $66,000 to $160,000. In fiscal 2001, Mr. Chang also received a $16,000 bonus as compensation for fiscal 2000 and he was granted an option to purchase 300,000 shares of Common Stock, which will be fully vested in January 2006.

                                        Compensation Committee

                                               Peter C. Chang
                                                 James C. Yeh

                          STOCK PRICE PERFORMANCE GRAPH

     The following graph shows the fourteen-month cumulative total stockholder return assuming the investment of $100 on November 21, 2000 (the day of the Company's initial public offering) in each of the Company's Common Stock, the Nasdaq Telecommunications Index, and the Nasdaq Composite Index. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                              [LINE CHART OMITTED]

                               11/21/00  12/29/00  03/30/01  06/29/01  09/28/01  12/31/01  03/28/02  06/28/02  09/30/02  12/31/02
                              ---------------------------------------------------------------------------------------------------
Alliance Fiber Optic Products   $100.00    $60.00    $75.00    $47.50     $8.10    $14.20     $9.90     $7.10     $4.10     $5.70
Nasdaq Telecommunications        100.00     88.21     62.44     59.23     38.66     45.04     33.07     19.71     16.83     20.71
Nasdaq Composite                 100.00     86.04     64.09     75.24     52.20     67.92     64.27     50.96     40.82     46.51

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee operates under a written charter adopted by the Board of Directors on September 7, 2000, adopted by the Audit Committee on January 30, 2001 and reviewed and reassessed by the Audit Committee on January 25, 2002. A copy of the written Charter was provided to stockholders as an attachment to the proxy statement for the 2001 annual meeting. The members of the Audit Committee are James C. Yeh (Chairman), Gwong-Yih Lee and Kenny Liu. Mr. Liu became a member of the Audit Committee in February 2003. Prior to that time, Michael Tung served as a member of the Audit Committee. In October 2001, the Board of Directors appointed Mr. Tung to the Audit Committee despite his former employment with a company whose sister company is a holder of more than twenty percent of the Company's outstanding Common Stock. The Board of Directors determined that the appointment of Mr. Tung to the Company's Audit Committee was in the best interests of the Company and its stockholders. Messrs. Yeh, Lee and Liu meet the independence standards established by the Nasdaq Stock Market.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with the Company's management and its independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally acceptable in the United States.

     The Audit Committee met privately with the independent auditors, and discussed issues deemed significant by the auditors, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees).

     In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                      Audit Committee

                                  James C. Yeh, Chairman
                                       Gwong-Yih Lee

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Indebtedness of Management

     The individuals listed below elected to pay the exercise price for some of their outstanding options with full recourse promissory notes secured by the Common Stock underlying the options. All of the notes bear interest at 6.50% per year, except for the note from Wei-shin Tsay which is interest free. Unless otherwise noted below, as of March 1, 2003, the principal of and interest on these notes have not been paid. The interest accrued as of March 1, 2003 and the original total principal amounts of the promissory notes executed by each executive officer in favor of the Company are:

                                                                            Interest       Current
                                                                           Accrued as    Interest as   Original   Current
                                              Shares                       of March 1,    of March       Note       Note
Executive Officer           Note Date       Purchased        Note Due         2003        14, 2003      Amount     Amount
Peter C. Chang (1)       January 1, 2000      355,000    January 1, 2004    $13,041             --   $   59,000         --
Peter C. Chang (2)      January 30, 2000      125,000   January 30, 2004      5,371             --       25,000         --
Peter C. Chang (3)           May 2, 2000    1,000,000    January 1, 2004     40,130        $41,811      200,000   $172,521
David A. Hubbard (4)       April 5, 2000      185,000      April 4, 2004      2,038             --       11,250         --
David A. Hubbard (5)     August 17, 2000      100,000    August 17, 2004     17,645         17,894      100,000     61,305
Wei-shin Tsay (6)        August 25, 2000      500,000    August 25, 2004         --             --    1,000,000    840,000
Gregory W. Barnes (7)       June 9, 2000      250,000       June 9, 2004         --             --      125,000         --
Gregory W. Barnes (7)    August 25, 2000       50,000    August 25, 2004         --             --      100,000         --

(1) On March 6, 2003, Mr. Chang paid the Company the total amount of $72,117 of which $59,000 was for principal and $13,117 was for interest. This note has been paid in full.

(2) On March 6, 2003, Mr. Chang paid the Company the total amount of $30,403 of which $25,000 was for principal and $5,403 was for interest. This note has been paid in full.

(3) On March 6, 2003, Mr. Chang paid the Company $27,479 which was applied against the principal of this note.

(4) Mr. Hubbard's note was originally secured by 225,000 shares 40,000 of which he sold in August 2001. As a result, on August 10, 2001 the Company received $2,172 of payment against his note, of which $2,000 was for principal and $172 was for interest. On March 10, 2003, Mr. Hubbard paid the Company $11,305 of which $9,250 was for principal and $2,055 was for interest. This note has been paid in full.

(5) On March 10, 2003, Mr. Hubbard paid the Company $38,695 which was applied against the principal of this note.

(6) Dr. Tsay's note, which became effective May 1, 2002, replaced the note between the Company and Mr. Tsay signed on August 25, 2000. On July 31, 2002 Dr. Tsay paid to the Company the total amount of $112,035 which was applied to the interest accrued on his original note.

(7) Mr. Barnes resigned from the Company on February 28, 2002. On March 27, 2002 Mr. Barnes held 225,000 unvested shares. Upon Mr. Barnes's resignation, the Company accelerated vesting as to 62,500 shares and repurchased 162,500 shares. In connection with the repurchase, the Company cancelled $137,500 of the promissory notes, and Mr. Barnes repaid the outstanding principal and interest in full.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2003, subject to ratification by the stockholders. PricewaterhouseCoopers LLP has audited the Company's financial statements since July 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit And Non-Audit Fees

     Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2002 included in the Company's Annual Report on Form 10-K and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q were $217,819. None of the hours expended on the engagement to audit the Company's financial statements for fiscal year 2002 were attributed to work performed by persons other than PricewaterhouseCoopers LLP's full-time, permanent employees.

     Financial Information Systems Design and Implementation Fees. No fees were billed and no services were rendered for information technology services related to financial information systems design and implementation by PricewaterhouseCoopers LLP for fiscal year 2002.

     All Other Fees. The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP other than for the services described above were $10,800 for miscellaneous services for the fiscal year 2002.

     The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Required Vote

     Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Board of Directors will review its future selection of the Company's independent auditors.

     The Board of Directors recommends a vote "FOR" ratification of PricewaterhouseCoopers LLP as the Company's independent auditors.

                              PROPOSALS 3, 4 AND 5

  APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF
      INCORPORATION TO EFFECT, ALTERNATIVELY, AS DETERMINED BY THE BOARD OF
        DIRECTORS IN ITS SOLE DISCRETION, A ONE-FOR-SIX, ONE-FOR-EIGHT OR
       ONE-FOR-TEN REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK

General

     Our stockholders are being asked to act upon a proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate"), to effect a reverse stock split of all of the outstanding shares of capital stock of the Company, at a ratio of one-for-six, one-for-eight or one-for-ten, with the Board of Directors having the discretion and authority to determine at which ratio to effect the reverse stock split, if at all (each, the "Reverse Stock Split"). On February 3, 2003, the Board of Directors approved an amendment to the Restated Certificate, subject to stockholder approval, to effect the Reverse Stock Split. The Board of Directors has directed that these proposals to approve an amendment to the Company's Restated Certificate be submitted to the stockholders for consideration and action.

     Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

     The text of the proposed amendment to the Company's Restated Certificate to effect the Reverse Stock Split as described in these proposals is set forth in Annex A attached to this proxy statement and is incorporated by reference into this proxy statement.

     If the amendment to the Restated Certificate is approved by the stockholders, the Board of Directors will have the discretion to implement a Reverse Stock Split based on one of the three approved ratios on or before the first anniversary of this annual meeting, or effect no Reverse Stock Split at all. If the Board of Directors decides to implement a Reverse Stock Split, the Company will promptly file a Certificate of Amendment of the Restated Certificate with the Delaware Secretary of State reflecting the decrease in the issued and outstanding shares of capital stock. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Delaware Secretary of State (the "Effective Date").

Reasons For Reverse Stock Split

     The primary reason for the Reverse Stock Split is to increase the per share market price of the Company's Common Stock. Since May 30, 2002, the closing bid price for the Common Stock has been less than $1.00 per share, which is a requirement for continued inclusion of the Common Stock on the Nasdaq National Market. On July 15, 2002, the Company was notified by Nasdaq that the Company had failed to maintain a minimum closing bid price of $1.00 per share of Common Stock for a period of 30 consecutive trading days and that therefore the Common Stock was subject to delisting on October 14, 2002 if the Company did not regain compliance with the minimum bid requirement. On November 8, 2002, the listing of the Company's Common Stock was transferred to the Nasdaq SmallCap Market. The Company was afforded a grace period, or until January 13, 2003, to regain compliance with the Nasdaq SmallCap Market's minimum closing bid price. On January 16, 2003, the Company was notified by Nasdaq that the Company's Common Stock had not regained compliance with the closing bid price requirement, but, because the Company continued to meet the other initial listing requirements for the Nasdaq SmallCap Market, it would have until July 10, 2003 to comply with the minimum closing bid price. To regain compliance, the closing bid price of the Common Stock must close at or above $1.00 per share for a minimum of 10 consecutive trading days prior to July 10, 2003. The Board of Directors anticipates that a reverse stock split would have the effect of increasing, proportionately, the trading prices of the Common Stock, which could result in a share price high enough to satisfy this Nasdaq continued listing requirement.

     The Board of Directors has determined that the continued listing of the Common Stock on the Nasdaq SmallCap Market is in the best interests of the Company and its stockholders. If the Common Stock were delisted from the Nasdaq SmallCap Market, the Board of Directors believes that the liquidity in the trading market for the Common Stock would be significantly decreased, which could reduce the trading price and increase the transaction costs of trading shares of the Common Stock.

     The Board of Directors believes that the current low per share market price of the Common Stock, which it believes is due in part to the overall weakness in the market for telecommunications industry-related stocks, has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares of its Common Stock. The Board believes that one of the reasons for these effects is that certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Common Stock share price were substantially higher.

     The Board of Directors anticipates that the Reverse Stock Split will result in a bid price for the Common Stock in excess of $1.00 per share. The Board also believes that the decrease in the number of issued and outstanding shares of the Common Stock as a consequence of the Reverse Stock Split, and the anticipated increase in the price of the Common Stock, could encourage interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. In addition, although any increase in the market price of the Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, the Reverse Stock Split could result in a market price for the shares that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

     There can be no assurances, however, that the foregoing events will occur, or that the market price of the Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. Moreover, there can be no assurance that the market price of the Common Stock after the proposed Reverse Stock Split will adjust to reflect the conversion ratio (e.g., if the market price is $0.48 before the Reverse Stock Split and the ratio is one (1) new share for every ten (10) shares outstanding, there can be no assurance that the market price immediately after the Reverse Stock Split will be $4.80 (10 x $0.48)), or that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

     If the Reverse Stock Split proposal is authorized by the stockholders, the Board of Directors will have the discretion to implement a Reverse Stock Split based on either a 1-for-6, 1-for-8 or 1-for-10 ratio on or before the first anniversary of the Annual Meeting, or to effect no Reverse Stock Split at all. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If no Reverse Stock Split is effected by the first anniversary of the Annual Meeting, the authority of the Board of Directors to effect the Reverse Stock Split will terminate and stockholder approval again would be required prior to implementing any reverse stock split. If the trading price of the Common Stock increases without a Reverse Stock Split, the Reverse Stock Split may not be necessary. There can be no assurance, however, that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split, that the market price of the post-split Common Stock can be maintained above $1.00 or that the Common Stock will not be delisted from the Nasdaq SmallCap Market for other reasons, including failing to meet other listing criteria, even if the Reverse Stock Split results in a bid price for the Common Stock that exceeds $1.00 per share.

Effects of Reverse Stock Split on the Common Stock

     If the proposed Reverse Stock Split is approved at the Annual Meeting, at the Effective Date each outstanding share of Common Stock will immediately and automatically be changed into a fraction of a share of Common Stock based on the Reverse Stock Split ratio approved by the stockholders and as finally determined by the Board of Directors. Thus, in a one-for-ten Reverse Stock Split for example, if a stockholder currently owns 100,000 shares of Common Stock, following the Reverse Stock Split, the stockholder will own 10,000 shares of Common Stock - each share of Common Stock will have immediately and automatically have been changed into one-tenth of a share of Common Stock. Based on the _____________ shares of Common Stock outstanding as of the Record Date, the following table reflects the approximate number of shares of Common Stock that would be outstanding following the Reverse Stock Split:

           Proposed Reverse                   Shares Outstanding
             Stock Split                 Following Reverse Stock Split
           ----------------              -----------------------------
               1-for-6
               1-for-8
               1-for-10

     No fractional shares of the Common Stock will be issued in connection with the proposed Reverse Stock Split. Holders of the Common Stock who would otherwise receive a fractional share of the Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

     Because the Reverse Stock Split will apply to all issued and outstanding shares of the Common Stock and outstanding rights to purchase Common Stock, the proposed Reverse Stock Split will not alter the relative rights and preferences of existing stockholders. The amendment to the Restated Certificate will, however, effectively increase the number of shares of the Common Stock available for future issuance by the Board of Directors.

     If the Reverse Stock Split is approved at the Annual Meeting and the Board of Directors determines to effect the Reverse Stock Split, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay higher transaction costs should they then determine to sell their shares of Common Stock.

     Stockholders have no right under Delaware law or the Company's Restated Certificate or Amended and Restated By-Laws to dissent from the Reverse Stock Split or to dissent from the payment of cash in lieu of issuing fractional shares.

Effects on Reverse Stock Split on Options

     The number of shares of Common Stock subject to outstanding options issued by the Company, and the number of shares reserved for future issuances under the Company's stock incentive plans and employee stock purchase plan, will be reduced by the same ratio as the reduction in the outstanding shares of Common Stock resulting from the Reverse Stock Split. For example, in a one-for-ten Reverse Stock Split, the number of shares of underlying stock options and warrants, and the number of shares reserved for future issuance under the Company's stock incentive plans and employee stock purchase plan, will be reduced by a factor of 10. As of the record date for the Annual Meeting, there were stock options outstanding to purchase an aggregate of _____________ shares of Common Stock with exercise prices ranging from $____ to $____ per share. Under the terms of the stock options, and assuming, for example, a one-for-ten Reverse Stock Split, the number of shares covered by each of them will be reduced to one-tenth the number currently covered and the exercise price will be increased by ten times the current exercise price.

Effects of Reverse Stock Split on Company's Rights Agreement

     The number of "Rights" per share of Common Stock will automatically be adjusted as a result of the Reverse Stock Split proportionately with the ratio of the Reverse Stock Split. For example, in a one-for-ten Reverse Stock Split, each share of Common Stock will have ten Rights attached to it, and the exercise price will remain the same.

Effectiveness of the Reverse Stock Split

     The Reverse Stock Split, if approved by the Company's stockholders and implemented by the Board of Directors, will become effective upon the filing with the Delaware Secretary of State a Certificate of Amendment of the Restated Certificate in substantially the form attached to this Proxy Statement as Annex A (the "Certificate of Amendment"). It is expected that this filing will occur shortly after the Annual Meeting, assuming that the stockholders approve the Reverse Stock Split and the Board of Directors decides to implement it. However, the exact timing of the filing of such Certificate of Amendment and the ratio of the Reverse Stock Split will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to the Company and its stockholders, and the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

Effect on Legal Ability to Pay Dividends

     Other than pursuant to the Company's Rights Agreement, the Board of Directors has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and the Company is not in arrears on any dividends. Therefore, the Company does not believe that the Reverse Stock Split will have any effect with respect to future distributions, if any, to the Company's stockholders.

Payment for Fractional Shares; Exchange of Stock Certificates

     The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead the Company will pay each holder of a fractional share an amount in cash equal to the market value of such fractional share as of the Effective Date.

     The Company plans to appoint Mellon Investor Services LLC to act as exchange agent for the Common Stock in connection with the Reverse Stock Split. The Company will deposit with the exchange agent, as soon as practicable after the Effective Date of the Reverse Stock Split, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Stock Split. The funds required to purchase the fractional share interests are available and will be paid from the Company's current cash reserves. The Company's stockholder list shows that some of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. Because the Company does not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the Reverse Stock Split or the total amount it will be required to pay for fractional share interests. However, the Company does not expect that amount will be material. As of the Record Date, the Company had approximately ____ stockholders of record. The Company does not expect the Reverse Stock Split and the payment of cash in lieu of fractional shares to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split. On or after the Effective Date of the Reverse Stock Split, the exchange agent will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing its post-reverse-stock-split shares and, if applicable, cash in lieu of a fractional share, only by sending the exchange agent his or her old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as the Company may require. Stockholders will not receive certificates for post-reverse-stock-split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder's new stock certificate and payment in lieu of any fractional share after receipt of that stockholder's properly completed letter of transmittal and old stock certificate(s). Stockholders will not have to pay any service charges in connection with the exchange of their certificates or the payment of cash in lieu of fractional shares.

Certain Federal Income Tax Consequences

     The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof, and any or all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

     This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as holders who do not hold their shares of Common Stock as capital assets within the meaning of Section 1221 of the Code, who are subject to the alternative minimum tax provisions of the Code, who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction, who are dealers in securities, banks, insurance companies, foreign individuals and entities, financial institutions or tax-exempt organizations, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions). This discussion also does not address any tax consequences under state, local or foreign laws.

     Stockholders are urged to consult their tax advisors as to the particular federal, state, local, or foreign tax consequences to them of the Reverse Stock Split.

     Except as discussed below, a stockholder generally will not recognize a gain or loss by reason of such stockholder's receipt of new shares of Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split. A stockholder's aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split (including any fractional interest) will equal the stockholder's aggregate basis in the Common Stock exchanged therefor and will be allocated among the shares of Common Stock received in the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in the shares of Common Stock held immediately prior to the Reverse Stock Split should consult their own tax advisers to determine their basis in the shares of Common Stock received in exchange therefor in the Reverse Stock Split. A stockholder's holding period in the shares of Common Stock received pursuant to the Reverse Stock Split will include the stockholder's holding period in the shares of Common Stock surrendered in exchange therefor, provided the shares of Common Stock surrendered are held as capital assets at the time of the Reverse Stock Split. A stockholder will recognize a gain or loss on the receipt of cash in lieu of a fractional share of Common Stock issued pursuant to the Reverse Stock Split, measured by the difference between the amount of cash received and such stockholder's adjusted tax basis in the fractional share interest deemed surrendered in exchange therefor. Any such gain or loss will be a capital gain or loss, provided the shares of Common Stock surrendered are held as capital assets by the stockholder at the time of the Reverse Stock Split, and will be a long-term capital gain or loss if the stockholder's holding period in the shares of Common Stock surrendered is more than one year.

Provisions with Potential Anti-Takeover Effects

     Although this proposed amendment to the Company's Restated Certificate is not intended for anti-takeover purposes, the rules of the Securities and Exchange Commission require disclosure of the provisions of the Company's Restated Certificate and Restated Bylaws, as well as the Company's stockholders' rights plan, that could have an anti-takeover effect. The laws of the State of Delaware contain additional provisions that also may have the effect of delaying, deterring or preventing a change in control of the Company. These provisions are described below.

     Provisions in the Restated Certificate and Restated Bylaws may have the effect of delaying or preventing a change of control or changes in the Company's management. These provisions include the right of the Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors; the ability of the Board of Directors to alter the Company's Restated Bylaws without obtaining stockholder approval; the establishment of a classified Board of Directors; the ability of the Board of Directors to issue, without stockholder approval, up to five million shares of preferred stock with terms set by the Board of Directors, including rights that could be senior to those of Common Stock; and the elimination of the right of stockholders to call a special meeting of stockholders and to take action by written consent. Each of these provisions could discourage potential take over attempts and could lower the market price of the Common Stock.

     The Company has also adopted a stockholder rights plan and declared a dividend distribution of one right for each outstanding share of Common Stock to stockholders of record as of June 12, 2001. Each right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of a new series of preferred stock, designated as Series A Participating Preferred Stock, at a price of $80.00 per one one-thousandth of a share, subject to adjustment. The rights will generally separate from the Common Stock and become exercisable if any person or group acquires or announces a tender offer to acquire 15% or more of the Company's outstanding Common Stock without the consent of the Board of Directors. Because the rights may substantially dilute the stock ownership of a person or group attempting to take us over without the approval of the Board of Directors, the Company's stockholder rights plan could make it more difficult for a third party to acquire the Company (or a significant percentage of the Company's outstanding capital stock) without first negotiating with the Board of Directors regarding such acquisition.

     In addition, because the Company is incorporated in Delaware, it is governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of the Company's outstanding voting stock, from merging or combining with the Company.

Required Vote

     The affirmative vote of a majority of the Company's outstanding voting shares is required for approval of the amendment to the Company's Restated Certificate authorizing the Reverse Stock Split of the Company's issued and outstanding Common Stock.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS TO AMEND THE COMPANY'S RESTATED CERTIFICATE TO EFFECT, ALTERNATIVELY, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION, ONE OF THREE DIFFERENT REVERSE STOCK SPLITS.

                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2004 Annual Meeting must be received by the Secretary of the Company no later than December 13, 2003 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

     A stockholder proposal not included in the Company's proxy statement for the 2004 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder's notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

                                  OTHER MATTERS

     The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

                                PAYMENT OF COSTS

     The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company's knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that Ms. Ho did not timely file her Form 3. Also, Mr. Yeh filed a late Form 4 that disclosed several dispositions of common stock that took place between 2001 and 2002. The Form 4 was subsequently amended to report additional dispositions and a change in indirect beneficial ownership. In addition, Mr. Yeh amended his Form 3 to report a stock option in which he has indirect beneficial ownership.

     Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

                                      By order of the Board of Directors

                                      Peter C. Chang
                                      Secretary

April 11, 2003

The Company's 2002 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting Stockholder. Any such request should be addressed to the Company at 735 North Pastoria Avenue Sunnyvale, California 94085, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of March 21, 2003, the stockholder was entitled to vote at the Annual Meeting.

                                                                         ANNEX A

                           CERTIFICATE OF AMENDMENT OF

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                     OF ALLIANCE FIBER OPTICS PRODUCT, INC.

     Alliance Fiber Optics Product, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          FIRST: The name of the corporation is Alliance Fiber Optics Product, Inc.

          SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 13, 2000. An Amended and Restated Certificate of Incorporation was filed with the Secretary of Sate of Delaware on October 19, 2000. A Certificate of Merger whereby Alliance Fiber Optics Product, Inc., a California corporation, was merged with and into the corporation, was filed with the Secretary of State of the State of Delaware on October 19, 2000. The original Certificate of Incorporation was amended and restated in full by an Amended and Restated Certificate of Incorporation filed with Secretary of State of the State of Delaware on November 27, 2000.

          THIRD: The Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Amended and Restated Certificate of Incorporation of the corporation to reclassify, change, and convert each [six (6)] [eight (8)] [ten (10)] outstanding shares of the corporation's Common Stock, par value $0.001 per share, into one (1) share of Common Stock, par value $0.001 per share; (ii) declaring such amendment to be advisable and (iii) directing that such amendment be considered at the 2003 Annual Meeting of Stockholders.

          FOURTH: Upon the effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, the Amended and Restated Certificate of Incorporation is hereby amended by adding a new Article XI to read as follows:

                                   "ARTICLE XI

     Each [six (6)] [eight (8)] [ten (10)] shares of the Common Stock, par value $0.001 per share, of the corporation issued and outstanding or held in treasury as of 5:00 p.m. Eastern Standard Time on ____________, 2003 (the "Effective Time") shall be reclassified as and changed into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by [six
(6)] [eight (8)] [ten (10)] shall, with respect to such fractional interest, be entitled to receive from the corporation cash in an amount equal to such fractional interest multiplied by the closing price of the Common Stock as last reported on the Nasdaq SmallCap Market immediately prior to the Effective Time."

          FIFTH: Thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          SIXTH: This amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

          SEVENTH: The capital of the Corporation shall not be reduced under or by reason of this amendment.

          IN WITNESS WHEREOF, Alliance Fiber Optics Product, Inc. has caused this certificate to be signed by its President and Secretary this _____ day of __________, 2003.


                                        ________________________________________
                                        Peter C. Chang
                                        President, Chief Executive Officer and
                                        Secretary

                                      PROXY

                       ALLIANCE FIBER OPTIC PRODUCTS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes PETER C. CHANG or ANITA K. HO, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. (the "Company") to be held at the Company's headquarters at 735 N. Pastoria Avenue, Sunnyvale, California, 94085 on May 16, 2003 at 2 p.m., or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of the directors, FOR Proposals 2, 3, 4 and 5 and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

DETACH HERE

     Please mark        The Board of Directors recommends a vote FOR the
[X]  votes as in        election of the directors and FOR Proposals 2, 3, 4 and
     this example.      5.

This proxy when property executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" the election of directors and "FOR" Proposals 2, 3, 4 and 5.

1. To elect Mr. Lee and Mr. Yeh as Class III directors to serve until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

                                               WITHHOLD
         FOR                                   AUTHORITY
         THE   [ ]                        [ ] to vote for the
       NOMINEE                                  nominee

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:)

[ ]
    ----------------------------------------
    For all nominees excepted as noted above

2. To ratify the appointment of PricewaterhouseCoopers   FOR   AGAINST   ABSTAIN
LLP as the Company's independent auditors.               [ ]     [ ]       [ ]

3. To approve the amendment to the Company's Amended     FOR   AGAINST   ABSTAIN
and Restated Certificate of Incorporation to effect a    [ ]     [ ]       [ ]
1-for-6 reverse split of the issued and outstanding shares of common stock.

4. To approve the amendment to the Company's Amended     FOR   AGAINST   ABSTAIN
and Restated Certificate of Incorporation to effect a    [ ]     [ ]       [ ]
1-for-8 reverse split of the issued and outstanding shares of common stock.

5. To approve the amendment to the Company's Amended     FOR   AGAINST   ABSTAIN
and Restated Certificate of Incorporation to effect a    [ ]     [ ]       [ ]
1-for-10 reverse split of the issued and outstanding shares of common stock.

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

MARK HERE
FOR ADDRESS [ ]
CHANGE AND
NOTE BELOW

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature: _______________________ Date: _________

________________________________________________________________________________
                           (Signature if held jointly)